Exhibit 99.1

Xtant Medical Announces Acquisition of nanOss Production Operations from RTI Surgical

Expands Xtant’s Manufacturing Capabilities and Capacity to Drive Growth

BELGRADE, MT, October 23, 2023 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today announced that it has acquired the nanOss production operations from RTI Surgical, Inc., a leading CDMO in regenerative medicine.

Under the terms of the purchase agreement, Xtant acquired certain assets, including equipment and inventory, used in RTI’s synthetic bone graft business, and assumed from RTI the lease for the nanOss production facility located in Greenville, NC. The purchase price for the assets was $2 million in cash plus contingent payments based on future sales of next generation nanOss products. Xtant previously acquired nanOss distribution rights and nanOss intellectual property with the acquisition of Surgalign’s assets related to its biologics and spinal fixation business in August 2023.

“nanOss is an important part of our total orthobiologics offering, and having full control over this product line enables us to begin the process of reviving and growing it,” said Sean Browne, Chief Executive Officer of Xtant Medical. “This deal satisfies each element of our acquisition criteria and positions us to improve our manufacturing capabilities, capacity and cash flows.”

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s expectations regarding the revival and growth of the nanOss product line and the improvement of its manufacturing capabilities, capacity and cash flows. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the failure by the Company to achieve anticipated revenue and any cost or revenue synergies expected from the RTI transaction or delays in the realization thereof; delays and challenges in integrating the nanOss product line and manufacturing operations with the Company’s business; the Company’s future operating results and financial performance; its ability to increase or maintain revenue; risks associated with the acquisition of the nanOss production operations and prior acquisitions; possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory if revenues decrease; the ability to remain competitive; the ability to innovate, develop and introduce new products; the ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of COVID-19, labor and hospital staffing shortages on the Company’s business, operating results and financial condition, especially when they affect key markets; the Company’s ability to implement successfully its future growth initiatives and risks associated therewith; the effect of inflation, increased interest rates and other recessionary factors and supply chain disruptions; the effect of product sales mix changes on the Company’s financial results; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 7, 2023 and subsequent SEC filings by the Company, including its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 filed with the SEC on August 1, 2023. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

FINN Partners

Ph: 212-867-1762

Email: david.carey@finnpartners.com